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                                                                 EXHIBIT 23.1



REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Crown Vantage Inc.:

We have audited the consolidated statements of operations, cash flows, and changes in equity of Crown Vantage Inc. and subsidiaries, as described in
Note 2, for the year ended December 31, 1995 which financial statements are included on pages 26 through 46 of the 1997 Annual Report to shareholders of Crown Vantage Inc. and incorporated by reference herein. We have also audited the financial statement schedule for the period since inception through December 31, 1995 listed in the index on page 12 of this Form 10-K. These financial statements are the responsibility of the management of Crown Vantage Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Crown Vantage Inc. and subsidiaries, as described in Note 2, for the year ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                       COOPERS & LYBRAND L.L.P.


Oakland, California
February 23, 1996


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